United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MEDecision, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	23-2530889

(State of incorporation or organization)	(I.R.S. Employer Identification no.)

601 Lee Road Chesterbrook Corporate Center Wayne, Pennsylvania	19087

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-136532

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

AMENDMENT NO. 1 TO FORM 8-A

          We hereby amend and restate our Form 8-A filed on December 7, 2006 in its entirety, as set forth below.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

          MEDecision, Inc., a Pennsylvania corporation, is registering shares of its common stock, no par value per share (the “Common Stock”), pursuant to a registration statement on Form S-1, File No. 333-136532, that was originally filed with the United States Securities and Exchange Commission on August 11, 2006 (as subsequently amended, the “Registration Statement”). The description of the Common Stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form 8-A.

Item 2.     Exhibits.

          Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with The NASDAQ Stock Market LLC and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDECISION, INC.

Date: December 11, 2006	By:	/s/ Carl E. Smith
	Name:	Carl E. Smith
	Title:	Chief Financial Officer